1st Mariner Bancorp Reports 2nd Quarter 2011 Results

Baltimore, MD (July 29, 2011) – 1st Mariner Bancorp (NASDAQ: FMAR), parent company of 1st Mariner Bank, reported a pretax net loss of $11.0 million for the second quarter of 2011 compared to a pretax net loss of $8.5 million for the second quarter of 2010. For the six months ended June 30, 2011, the Company reported a pretax net loss of $18.3 million in 2011 versus $14.2 million in 2010. In the three and six months ended June 30, 2010, the Company recorded a $3.8 million and $6.2 million tax benefit, respectively, while no tax benefit was recognized for the three and six months ended June 30, 2011. On an after tax basis1st Mariner Bank, reported a net loss of $11.0 million for the second quarter of 2011 compared to net loss of $4.7 million for the second quarter of 2010, while for the six months ended June 30, 2011, the Company reported a net loss of $18.3 million in 2011 versus $8.1million in 2010.

Edwin F. Hale, Sr., 1st Mariner’s Chairman and Chief Executive Officer, said, “While we have reduced our controllable expenses, write-downs associated with declining appraised values on other real estate owned and non-performing loans continue to impact our results.”

Hale added, “We are continuing our efforts to increase our capital levels to achieve compliance with regulatory requirements.”

Operating Summary

Net interest income for the second quarter of 2011 was $6.7 million compared to $6.9 million in the second quarter of 2010. The net interest margin improved to 2.86% in the second quarter of 2011, compared to 2.75% in the second quarter of 2010. While net interest margin improved, interest income declined due to lower levels of earnings assets. Interest expense was $5.0 million for the quarter ended June 30, 2011 which was a decrease of $1.5 million compared to the $6.5 million recorded in the quarter ended June 30, 2010. Reduced interest expense on borrowings and deposits contributed to the improvement in 2011 compared to 2010. Total average interest rates paid on borrowings were 2.16% for the quarter ended June 30, 2011 versus 2.54% for the quarter ended June 30, 2010. Average interest rates paid on deposits were 1.77% in the second quarter of 2011 compared to 2.07% in the second quarter of 2010.

Net interest income was $13.5 million for the six months ended June 30, 2011. This is a $0.4 million decrease when compared to the six months ended June 30, 2010. Lower loan balances during the six months ended June 30, 2011 caused the decrease in total interest income. Total interest income was $23.8 million for the six months ended June 30, 2011 versus $27.7 million for the six months ended June 30, 2010. The net interest margin improved during the six months ended June 30, 2011 to 2.85%, from 2.73% in the six months ended June 30, 2010. Reduced average interest rates paid on borrowings and deposits were the primary reason for the improved net interest margin. Total average interest rate paid on borrowings was 2.13% for the six months ended June 30, 2011 compared to 3.07% paid in the six months ended June 30, 2010.

The provision for loan losses was $5.8 million and $6.6 million for the three and six months ended June 30, 2011, respectively. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $1.7 million and $3.4 million for the three and six months ended June 30, 2011, respectively. Combined, these credit related costs amounted to $7.5 million, which were a significant contributor to the loss for the quarter ended June 30, 2011.

Non-interest income was $4.7 million for the three months ended June 30, 2011. This represents a decrease of $1.4 million from the $6.1 million in the second quarter of 2011. Included in the non-interest income for the quarter ended June 30, 2010 was a non-recurring gain of $1.0 million on the extinguishment of debt. The balance of the decrease in non-interest income for the quarter was primarily due to the reduction of service fees on deposits of $0.4 million. The decrease in service fees on deposit accounts was due to the imposition of new regulations that lowered deposit account service charges beginning in July 2010.

For the six months ended June 30, 2011, non-interest income decreased to $7.8 million, down $4.1 million from the $11.9 million recorded during the six months ended June 30, 2010. As previously mentioned, the Company recorded a non-recurring gain of $1.0 million on the extinguishment of debt during the six months ended June 30, 2010. Additionally, the Company recorded a gain on financial instruments carried at fair value of $1.4 million during through the second quarter of 2010. The Company did not have any gains on financial instruments carried at fair value through the second quarter ended June 30, 2011. Finally, the Company’s gross mortgage banking revenue decreased by $1.4 million from $4.7 million for the six months ended June 30, 2010 to $3.3 million for the six months ended June 30, 2011. The primary reason for this decline was the lower volume of loans in the first half of 2011 versus the first half of 2010.

Non-interest expenses decreased 3% with $16.6 million recorded in the second quarter of 2011 and $17.1 million recorded in the second quarter of 2010. Controllable expenses such as salaries and benefits, occupancy, and furniture, fixtures & equipment expenses decreased a total of $0.8 million in the second quarter of 2011. However, regulatory related costs increased significantly during the quarter. For the three months ended June 30, 2011, the Company was charged $1.5 million in FDIC deposit insurance premiums. For the six months ended June 30, 2011, those premiums totaled $2.5 million. In comparison, the FDIC deposit insurance premiums for the three and six months ended June 30, 2010 were $0.96 million and $1.9 million, respectively.  Additionally, professional fees related to regulatory compliance, loan workouts, and efforts related to capital raising increased $0.7 million to $1.3 million in the second quarter of 2011 compared to $0.6 million in the second quarter of 2010.

On a year to date basis, total non-interest expenses were $32.9 million for the six months ended June 30, 2011, which is down from $33.4 million incurred in the six months ended June 30, 2010. As mentioned above, the Company has reduced its controllable expenses. For the six months ended, salaries and benefits, occupancy, and furniture, fixtures & equipment expenses collectively decreased a total of $1.4 million. Offsetting these decreases were increases in professional fees of $1.2 million. And as previously mentioned above, FDIC deposit insurance premiums increased $0.4 million during the six months ended June 30, 2011. For the six months ended June 30, 2011, the Company was charged $2.5 million in premiums by the FDIC. For the same period in 2010, those premiums were $1.9 million.

Net charge-offs increased $1.4 million during the quarter, with $5.8 million in the second quarter of 2011 compared to $4.3 million in the second quarter of 2010. For the six months ended June 30, 2011, net charge-offs were $6.6 million, versus $6.1 million in the same period in the prior year.

Comparing balance sheet data as of June 30, 2011 and 2010, total assets decreased 13% to $1.16 billion, from the prior year’s $1.34 billion. The decrease is primarily attributable to a $121.6 million decrease in loans, a $51.4 million decrease in loans held for sale, and a $26.6 million reduction in the deferred tax assets.

-
Average earning assets were $919.7 million for the second quarter of 2011, which was an 8% decrease over the second quarter 2010 balance of $996.8 million. The decrease was due to a reduction in loans and loans held for sale.

-	Total loans outstanding decreased $121.6 million, or 14%, to $736.6 million as of June 30, 2011. Commercial loan maturities and refinances primarily contributed to the decrease.

-	Total loans held for sale decreased $51.4 million, or 44%, to $64.2 million as of June 30, 2011. The decrease was due to lower mortgage production volume and faster funding of loans by investors.

-
The allowance for loans losses at the end of the second quarter of 2011 was $14.1 million, an increase of 17% over the prior year’s figure of $12.0 million. The allowance for loan losses as a percentage of total loans was increased to 1.92% as of June 30, 2011, compared to 1.40% as of June 30, 2010, an increase of 37%.

-
Net deferred tax assets decreased $26.6 million as a result of the establishment of a $26.6 million valuation allowance in the fourth quarter of 2010. While this allowance reduces the carrying value of the asset, it does not necessarily preclude the Company from utilizing this asset in the future.

-
Total deposits decreased 10.8% from $1.12 billion as of June 30 2010 to $995 million as of June 30, 2011. Money market and NOW accounts decreased $16.1 million, from $149.3 million as of June 30, 2010 to $133.2 million as of June 30, 2011. Certificates of deposit were $694.3 million as of June 30, 2011. This is a decrease of $107.5 million, or 13.4%, over the $801.9 million as of June 30, 2010. The decrease in interest bearing deposits was due to lower rates being offered on these deposit products in 2011 versus 2010.

-	As of June 30, 2011, 1st Mariner Bank’s capital ratios were as follows: Total Risk Based Capital 6.9%; Tier 1 Risk Based Capital 5.7%; and Tier 1 Leverage 3.8%.

1st Mariner Bancorp is a bank holding Company with total assets of $1.16 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, with total assets of $1.21billion, operates 22 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland and the Eastern Shore of Maryland.  1st Mariner Mortgage also operates direct marketing mortgage operations in Baltimore.  1st Mariner Bancorp’s common stock is traded on the NASDAQ Capital Market under the symbol “FMAR”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth).Greater detail regarding these  factors is provided in the forward looking statements and  Risk Factors  sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2011. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

Contact:
Bill Atkinson
Weber Shandwick
410-558-2100

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended June 30,
	2011	2010	$ Change	% Change
Summary of Earnings:
Net interest income	$6,651	$6,950	(299)	-4%
Provision for loan losses	5,780	4,350	1,430	33%
Noninterest income	4,745	6,081	(1,336)	-22%
Noninterest expense	16,616	17,138	(522)	-3%
Net loss before income taxes	(11,000)	(8,457)	(2,543)	30%
Income tax expense/(benefit)	-	(3,799)	3,799	-100%
Net loss	(11,000)	(4,658)	(6,342)	-136%

Profitability and Productivity:
Net interest margin	2.86%	2.75%	-	4%
Net overhead ratio	3.88%	3.15%	-	23%
Efficiency ratio	145.81%	131.52%	-	11%
Mortgage loan production	206,115	259,835	(53,720)	-21%
Average deposits per branch	45,232	50,708	(5,476)	-11%

Per Share Data:
Basic earnings per share	$(0.59)	$(0.28)	(0.31)	-110%
Diluted earnings per share	$(0.59)	$(0.28)	(0.31)	-110%
Book value per share	$(0.71)	$2.40	(3.11)	-130%
Number of shares outstanding	18,860,482	17,868,501	991,981	6%
Average basic number of shares	18,640,914	16,554,918	2,085,996	13%
Average diluted number of shares	18,640,914	16,554,918	2,085,996	13%

Summary of Financial Condition:
At Period End:
Assets	$1,164,027	$1,342,159	(178,132)	-13%
Investment Securities	56,549	19,970	36,579	183%
Loans	736,612	858,224	(121,612)	-14%
Deposits	995,108	1,115,579	(120,471)	-11%
Borrowings	169,360	169,590	(230)	0%
Stockholders' equity	(13,420)	42,866	(56,286)	-131%

Average for the period:
Assets	$1,212,452	$1,391,487	(179,035)	-13%
Investment Securities	74,544	26,851	47,693	178%
Loans	751,440	860,092	(108,652)	-13%
Deposits	1,034,963	1,163,447	(128,484)	-11%
Borrowings	169,698	172,009	(2,311)	-1%
Stockholders' equity	(5,490)	45,648	(51,138)	-112%

Capital Ratios: First Mariner Bank
Leverage	3.8%	6.1%	-	-38%
Tier 1 Capital to risk weighted assets	5.7%	8.5%	-	-33%
Total Capital to risk weighted assets	6.9%	9.7%	-	-29%

Asset Quality Statistics and Ratios:
Net Chargeoffs	5,762	4,335	1,427	33%
Non-performing assets	66,489	69,100	(2,611)	-4%
90 Days or more delinquent loans	7,764	11,106	(3,342)	-30%
Annualized net chargeoffs to average loans	3.08%	2.02%	-	52%
Non-performing assets to total assets	5.71%	5.15%	-	11%
90 Days or more delinquent loans to total loans	1.05%	1.29%	-	-19%
Allowance for loan losses to total loans	1.92%	1.40%	-	37%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the six months ended June 30,
	2011	2010	$ Change	% Change
Summary of Earnings:
Net interest income	$13,455	$13,851	$(396)	-3%
Provision for loan losses	6,580	6,540	40	1%
Noninterest income	7,807	11,923	(4,116)	-35%
Noninterest expense	32,991	33,427	(436)	-1%
Net loss before income taxes	(18,309)	(14,193)	(4,116)	29%
Income tax expense/(benefit)	-	(6,296)	6,296	-100%
Net loss from continuing operations	(18,309)	(7,897)	(10,412)	132%
Net (loss)/income from discontinued operations	-	(200)	200	-100%
Net loss	(18,309)	(8,097)	(10,212)	126%

Profitability and Productivity:
Net interest margin	2.85%	2.73%	-	4%
Net overhead ratio	4.06%	3.13%	-	30%
Efficiency ratio	155.16%	129.69%	-	20%
Mortgage loan production	390,681	455,581	(64,900)	-14%
Average deposits per branch	45,232	48,503	(3,271)	-7%

Per Share Data:
Basic earnings per share - continuing operations	$(0.99)	$(0.68)	(0.30)	44%
Diluted earnings per share - continuing operations	$(0.99)	$(0.68)	(0.30)	44%
Basic earnings per share - discontinued operations	$-	$(0.02)	0.02	-100%
Diluted earnings per share - discontinued operations	$-	$(0.02)	0.02	-100%
Basic earnings per share	$(0.99)	$(0.70)	(0.29)	41%
Diluted earnings per share	$(0.99)	$(0.70)	(0.29)	41%
Book value per share	$(0.71)	$2.40	(3.11)	-130%
Number of shares outstanding	18,860,482	17,868,501	991,981	6%
Average basic number of shares	18,524,312	11,540,665	6,983,647	61%
Average diluted number of shares	18,524,312	11,540,665	6,983,647	61%

Summary of Financial Condition:
At Period End:
Assets	$1,164,027	$1,342,159	(178,132)	-13%
Investment Securities	56,549	19,970	36,579	183%
Loans	736,612	858,224	(121,612)	-14%
Deposits	995,108	1,115,579	(120,471)	-11%
Borrowings	169,360	169,590	(230)	0%
Stockholders' equity	(13,420)	42,866	(56,286)	-131%

Average for the period:
Assets	$1,251,270	$1,383,811	(132,541)	-10%
Investment Securities	54,245	32,658	21,587	66%
Loans	773,447	872,838	(99,391)	-11%
Deposits	1,070,712	1,153,434	(82,722)	-7%
Borrowings	169,726	182,934	(13,208)	-7%
Stockholders' equity	(2,006)	36,422	(38,428)	-106%

Capital Ratios: First Mariner Bank
Leverage	3.8%	6.1%	-	-38%
Tier 1 Capital to risk weighted assets	5.7%	8.5%	-	-33%
Total Capital to risk weighted assets	6.9%	9.7%	-	-29%

Asset Quality Statistics and Ratios:
Net Chargeoffs	6,580	6,161	419	7%
Non-performing assets	66,489	69,100	(2,611)	-4%
90 Days or more delinquent loans	7,764	11,106	(3,342)	-30%
Annualized net chargeoffs to average loans	1.72%	1.42%	-	21%
Non-performing assets to total assets	5.71%	5.15%	-	11%
90 Days or more delinquent loans to total loans	1.05%	1.29%	-	-19%
Allowance for loan losses to total loans	1.92%	1.40%	-	37%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of June 30,
	2011	2010	$ Change	% Change
Assets:
Cash and due from banks	$179,479	$180,511	(1,032)	-1%
Interest-bearing deposits	9,120	22,984	(13,864)	-60%
Available-for-sale investment securities, at fair value	56,549	19,970	36,579	183%
Loans held for sale	64,205	115,600	(51,395)	-44%
Loans receivable	736,612	858,224	(121,612)	-14%
Allowance for loan losses	(14,116)	(12,018)	(2,098)	17%
Loans, net	722,496	846,206	(123,710)	-15%
Real estate acquired through foreclosure	28,066	19,560	8,506	43%
Restricted stock investments, at cost	7,011	7,934	(923)	-12%
Premises and equipment, net	39,683	42,757	(3,074)	-7%
Accrued interest receivable	3,840	4,148	(308)	-7%
Income taxes recoverable	-	1,233	(1,233)	-100%
Deferred income taxes - Net of allowance	-	26,593	(26,593)	-100%
Bank owned life insurance	36,856	35,486	1,370	4%
Prepaid expenses and other assets	16,722	19,177	(2,455)	-13%
Total Assets	$1,164,027	$1,342,159	(178,132)	-13%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$995,108	$1,115,579	(120,471)	-11%
Borrowings	117,292	117,522	(230)	0%
Junior subordinated deferrable interest debentures	52,068	52,068	-	0%
Accrued expenses and other liabilities	12,979	14,124	(1,145)	-8%
Total Liabilities	1,177,447	1,299,293	(121,846)	-9%

Stockholders' Equity
Common Stock	939	893	46	5%
Additional paid-in-capital	79,997	79,578	419	1%
Retained earnings	(91,520)	(34,718)	(56,802)	164%
Accumulated other comprehensive loss	(2,836)	(2,887)	51	-2%
Total Stockholders Equity	(13,420)	42,866	(56,286)	-131%
Total Liabilities and Stockholders' Equity	$1,164,027	$1,342,159	(178,132)	-13%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the six months
	ended June 30,		ended June 30,
	2011	2010	2011	2010
Interest Income:
Loans	$10,947	$12,817	$22,645	$26,261
Investments and interest-bearing deposits	706	675	1,196	1,436
Total Interest Income	11,653	13,492	23,841	27,697

Interest Expense:
Deposits	4,088	5,452	8,591	11,062
Borrowings	914	1,090	1,795	2,784
Total Interest Expense	5,002	6,542	10,386	13,846

Net Interest Income Before Provision for Loan Losses	6,651	6,950	13,455	13,851

Provision for Loan Losses	5,780	4,350	6,580	6,540

Net Interest Income After Provision for Loan Losses	871	2,600	6,875	7,311

Noninterest Income:
Total other-than-temporary impairment ("OTTI") charges	102	(177)	102	(307)
Less: Portion included in other comprehensive income	(239)	(133)	(239)	(126)
Net OTTI charges on securities available for sale	(137)	(310)	(137)	(433)
Mortgage banking revenue	2,398	2,188	3,333	4,695
ATM Fees	788	799	1,559	1,534
Service fees on deposits	742	1,116	1,477	2,176
Gain on financial instruments carried at fair value	--	537	--	1,384
Commissions on sales of nondeposit investment products	154	126	272	271
Income from bank owned life insurance	333	360	668	713
Other	467	1,265	635	1,583
Total Noninterest Income	4,745	6,081	7,807	11,923

Noninterest Expense:
Salaries and employee benefits	5,859	6,312	12,129	12,908
Occupancy	2,029	2,195	4,205	4,566
Furniture, fixtures and equipment	446	603	931	1,215
Professional services	1,318	591	2,482	1,311
Advertising	114	89	250	267
Data processing	389	481	844	883
ATM servicing expenses	230	224	438	428
Costs of other real estate owned	1,658	2,859	3,417	4,544
FDIC insurance premiums	1,539	964	2,512	1,898
Service and maintenance	625	514	1,277	1,197
Other	2,409	2,306	4,506	4,210
Total Noninterest Expense	16,616	17,138	32,991	33,427

Net loss before discontinued operations and income taxes	(11,000)	(8,457)	(18,309)	(14,193)
Income tax expense/(benefit) - continuing operations	--	(3,799)	--	(6,296)
Net loss from continuing operations	(11,000)	(4,658)	(18,309)	(7,897)
(Loss)/Income from discontinued operations	--	--	--	(200)

Net Loss	$(11,000)	$(4,658)	$(18,309)	$(8,097)

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended June 30,
	2011		2010
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$65,226	5.52%	$78,500	5.15%
Commercial Construction	55,752	5.39%	85,234	6.08%
Commercial Mortgages	332,438	5.99%	337,359	4.71%
Consumer Residential Construction	21,652	4.42%	44,156	4.83%
Residential Mortgages	132,609	5.30%	162,053	5.59%
Consumer	143,763	4.60%	152,790	4.65%
Total Loans	751,440	5.47%	860,092	5.45%

Loans held for sale	54,120	4.41%	83,907	4.91%
Trading and available for sale securities, at fair value	74,544	3.00%	26,851	7.67%
Interest bearing deposits	32,504	1.81%	18,025	3.42%
Restricted stock investments, at cost	7,047	0.00%	7,934	0.00%

Total earning assets	919,655	5.04%	996,809	5.38%

Allowance for loan losses	(13,984)		(12,786)
Cash and other non earning assets	306,781		407,464

Total Assets	$1,212,452		$1,391,487

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	5,940	0.58%	7,313	0.74%
Savings deposits	59,348	0.10%	58,133	0.30%
Money market deposits	127,863	0.59%	140,304	0.61%
Time deposits	735,738	2.11%	849,334	2.45%
Total interest bearing deposits	928,889	1.77%	1,055,084	2.07%

Borrowings	169,698	2.16%	172,009	2.54%

Total interest bearing liabilities	1,098,587	1.83%	1,227,093	2.14%

Noninterest bearing demand deposits	106,074		108,363
Other liabilities	13,281		10,383
Stockholders' Equity	(5,490)		45,648

Total Liabilities and Stockholders' Equity	$1,212,452		$1,391,487

Net Interest Spread		3.21%		3.24%

Net Interest Margin		2.86%		2.75%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the six months ended June 30,
	2011		2010
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$67,378	5.36%	$78,678	5.19%
Commercial Construction	56,466	5.45%	91,753	5.09%
Commercial Mortgages	341,813	6.13%	337,777	6.18%
Consumer Residential Construction	25,157	4.87%	45,731	5.83%
Residential Mortgages	136,626	5.17%	165,541	5.58%
Consumer	146,007	4.53%	153,358	4.65%
Total Loans	773,447	5.50%	872,838	5.57%

Loans held for sale	61,178	4.33%	76,292	4.93%
Trading and available for sale securities, at fair value	54,245	3.39%	32,658	7.19%
Interest bearing deposits	38,027	1.45%	13,622	3.76%
Restricted stock investments, at cost	7,071	0.00%	7,934	0.00%

Total earning assets	933,968	5.09%	1,003,344	5.51%

Allowance for loan losses	(14,169)		(12,393)
Cash and other non earning assets	331,471		392,860

Total Assets	$1,251,270		$1,383,811

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	6,276	0.58%	7,458	0.75%
Savings deposits	58,624	0.14%	55,923	0.29%
Money market deposits	130,040	0.57%	145,162	0.64%
Time deposits	770,786	2.14%	836,580	2.53%
Total interest bearing deposits	965,726	1.79%	1,045,123	2.13%

Borrowings	169,726	2.13%	182,934	3.07%

Total interest bearing liabilities	1,135,452	1.84%	1,228,057	2.27%

Noninterest bearing demand deposits	104,986		108,311
Other liabilities	12,838		11,021
Stockholders' Equity	(2,006)		36,422

Total Liabilities and Stockholders' Equity	$1,251,270		$1,383,811

Net Interest Spread		3.25%		3.24%

Net Interest Margin		2.85%		2.73%